Exhibit 10.1


                                                                 EXECUTION COPY


                            STOCK PURCHASE AGREEMENT

                                   Dated As Of

                                  APRIL 1, 2005

                                      Among

                              TCI SOLUTIONS, INC.,

                                  RETALIX LTD.,

                              RETALIX HOLDINGS INC.

                                       AND

              THE STOCKHOLDERS LISTED ON THE SIGNATURE PAGES HERETO

                            STOCK PURCHASE AGREEMENT

         AGREEMENT dated as of April 1 2005 among Retalix Ltd., an Israeli corporation ("Parent"), TCI Solutions, Inc, a Delaware corporation (the "Company"), the stockholders of TCI Solutions, Inc. listed on the signature pages hereto ("Sellers"), and Retalix Holdings, Inc., a Delaware corporation ("Buyer"), a wholly-owned subsidiary of Parent.

                                R E C I T A L S:

         WHEREAS, Buyer desires to purchase from Sellers the shares of capital stock of the Company owned by such Sellers (the "Shares");

         WHEREAS, each Seller desires to sell to Buyer all of the Shares owned by such Seller; and

         WHEREAS, for United States federal income tax purposes, this Agreement, together with the Merger Agreement, is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Treasury Regulations and the acquisition of Shares and the Mergers (as defined in the Merger Agreement) taken together are intended to be an integrated transaction for purposes of Rev. Rul. 2001-26, 2001-1 CB 1297, and Rev. Rul. 2001-46, 2001-2 CB 321, that will qualify as a reorganization within the meaning of Section 368(a) of the Code;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         1.1 Definitions. (a) The following terms, as used herein, have the following meanings:

         "Adverse" or "Adversely" when used in conjunction with "Affect," "Change" or "Effect" shall mean, with respect to the Parent, Buyer or the Company, as the case may be, any related events, conditions or circumstances which individually or in the aggregate could reasonably be expected to, in a material respect or to a material degree (a) adversely affect the enforceability of this Agreement and the Ancillary Agreements as to such party, (b) adversely affect such party's assets, liabilities, properties, financial condition or results of operation, (c) impair or delay such party's ability to fulfill its obligations under the terms of this Agreement and the Ancillary Agreements or
(d) adversely affect the aggregate rights and remedies of the other parties under this Agreement and the Ancillary Agreements . "Materiality" as used in this definition, unless specifically stated to the contrary, shall be determined without regard to the fact that various provisions of this Agreement and the Ancillary Agreements set forth specific dollar amounts or the basis for calculating such amounts.


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


         "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         "Ancillary Agreements" means the Escrow Agreement, the Registration Rights Agreement and the Merger Agreement.

         "Average Closing Price" means $24 per share.

         "Balance Sheet" means the audited balance sheet of the Company as of the Balance Sheet Date found in Schedule 3.6.

         "Balance Sheet Date" means December 31, 2004.

         "Closing Date" means the date of the Closing.

         "Closing Date Net Working Capital" means the current assets less the current liabilities of the Company determined in accordance with U.S. generally accepted accounting principles and consistent with past practices as of the close of business on the Closing Date, adjusted to: add back: (i) all accrued employee termination and severance costs (including pro rated bonus) as of the Closing Date resulting or triggered by the transactions contemplated by this Agreement or any of the Ancillary Agreements, (ii) all fees and expenses incurred as of the Closing Date by the Company in connection with the transactions contemplated by this Agreement, (iii) all payments contemplated by Sections 6.3 and 6.4, and (iv) the amount of deferred revenue as of the Closing Date. An estimate of the Closing Date Net Working Capital, including the adjustments described above, is set forth on Schedule 1.1 attached hereto.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means TCI Solutions, Inc., a Delaware corporation.

         "Company Intellectual Property" means all Intellectual Property that is owned or held by or on behalf of the Company or that is being, and/or has been, used, or is currently under development for use, in the business of the Company as it has been, is currently or is currently planned to be conducted.

         "Company's Stock Option Plans" means the 1993 Non-Employee Directors Stock Option Plan, the 1993 Equity Incentive Plan, the 2001 Non-Employee Directors Stock Option Plan and the 2001 Equity Incentive Plan.

         "Escrow Agent" means the escrow agent that is a signatory to the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement among Sellers, Parent, Buyer and the Escrow Agent substantially in the form of Exhibit A hereto.


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


         "Estimated Expenses" means the expenses of the Company on or after the date hereof in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, including the fees and expenses of its legal, financial and accounting advisors.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Intellectual Property" means all tangible or intangible proprietary information and materials, including without limitation:

     (a) (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and re-examinations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, customer data, pricing and cost information and business and marketing plans and proposals), and (vi) all software (in both source and object code) and firmware (including data, databases and related documentation);

     (b) all documents, records, instructions and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for, and tangible embodiments of, all intellectual property described herein; and

     (c) all licenses, agreements and other rights in any third party product or any third party intellectual property described in (a) and (b) above other than any "off the shelf" third party software or related intellectual property.

         "To the Company's Knowledge", "Known to the Company" and words of similar import means the knowledge of each of the senior officers (meaning any Vice President and more senior officers) having responsibility for the subject matter of a given representation, the Company's chief financial officer, the directors of the Company and of each of Sellers (or the officers, directors or general partners thereof in the case of Sellers who are corporations or partnerships) ..

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind in respect of such asset.

         "Merger Agreement" means the Agreement and Plan of Merger dated the date hereof between the Company, Buyer and Parent in the form attached hereto as Exhibit B.


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         "NIS" means the new Israeli shekel.

         "Parent Common Stock" means ordinary shares of Parent, par value of NIS
1.0 per share.

         "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Registration Rights Agreement" means the Registration Rights Agreement among the Sellers and Parent substantially in the form of Exhibit C hereto.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Preferred Stock" means the Series A Non-Redeemable Convertible Participating Preferred Stock, par value $0.001 per share, of the Company.

         "Series B Preferred Stock" means the Series B Non-Redeemable Convertible Participating Preferred Stock, par value $0.001 per share, of the Company.

         "Threshold Net Working Capital" means $2,292,759.

         "Treasury Regulations" means the regulations, including proposed regulations and temporary regulations, promulgated by the United States Department of the Treasury under the Code, as amended.

         Each of the following terms is defined in the Section set forth opposite such term:

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


Applicable Jurisdiction             13.8               Parent Option                      5.2(b)
Benefit Arrangement                 10.1               Parent SEC filings                 5.7
Closing                             2.2                Parent Stock Plans                 5.2(b)
Co-Employer                         10.1               Permit                             3.15(b)
Company SEC Reports                 3.23               Permitted Liens                    3.8(a)
Company Securities                  3.4                Personal Property                  3.8(a)
Damages                             11.2               Publicly Available Software        3.13(h)
Employee                            10.1               Purchase Price                     2.1
Employee Plan                       10.1               Real Property                      3.9(a)
Environment                         3.17(a)            Release                            3.17(a)
Environmental Law                   3.17(a)            Required Consent                   3.3(b)
Environmental Liabilities           3.17(a)            Securities Act                     4.3(b)(i)
Environmental Permits               3.17(a)            Sellers' Committee                 12.1(a)
ERISA                               10.1               Separate Counsel                   11.4(b)
ERISA Affiliate                     10.1               Shares                             Recitals
Financial Statements                3.6(a)(ii)         Stock Value                        9.3(d)
Hazardous Substance                 3.17(a)            Tax                                9.1
Interested Person                   3.20               Tax Authority                      9.1
J.A.M.S. Rules                      11.8(a)            Tax Returns                        9.1
Leased Real Property                3.9(a)             Taxes                              9.1
Leases                              3.9(b)             Third Party Claim                  11.2(a)(i)(A)
Multiemployer Plan                  10.1               Third Party Accounting Firm        2.3

                                   ARTICLE 2

                                PURCHASE AND SALE

         2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, each Seller, severally but not jointly, shall sell to Buyer, and Buyer shall purchase from each such Seller, at the Closing, that number of Shares at the price as is set forth opposite such Seller's name on Schedule 2.1. The purchase price for the shares of Series A Preferred Stock and for the shares of Series B Preferred Stock shall be referred to herein as the "Purchase Price".

         2.2 Closing. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place at the offices of Sullivan & Worcester, LLP, One Post Office Square, Boston, Massachusetts at such time or place as Buyer and Sellers may agree. At the Closing:

              (a) Buyer (or Parent on behalf of Buyer) shall pay to Sellers $12,884,897 in cash by wire transfers in immediately available funds, such accounts to be designated by written notice to Buyer not later than two business days prior to the Closing Date.

              (b) Buyer (or Parent on behalf of Buyer) shall deliver to the Escrow Agent $1,717,750 in cash by wire transfer in immediately available funds, to be held by the Escrow Agent in accordance with the Escrow Agreement.


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


              (c) Buyer (or Parent on behalf of Buyer) shall deliver to Sellers certificates for Parent Common Stock, registered in the names of Sellers for the number of shares shown in Schedule 2.1; provided that if Buyer (or Parent on behalf of Buyer) is unable to deliver the stock certificates for Parent Common Stock to Sellers at the Closing, Buyer or Parent shall have 10 days after the Closing to deliver such certificates to Sellers as provided herein.

              (d) Buyer (or Parent on behalf of Buyer) shall deliver to the Escrow Agent certificates for Parent Common Stock, registered in the names of Sellers for the number of shares shown in Schedule 2.1; provided that if Buyer (or Parent on behalf of Buyer) is unable to deliver the stock certificates for Parent Common Stock to the Escrow Agent at the Closing, Buyer or Parent shall have 10 days after the Closing to deliver such certificates to the Escrow Agent as provided herein.

              (e) Sellers shall deliver to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank.

              (f) Each of the parties to this Agreement shall execute and deliver to the other parties thereto each of the Ancillary Agreements to be entered into by it at Closing, in each case substantially in the form attached as an exhibit to this Agreement.

              (g) The parties shall execute and deliver to the appropriate parties any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

              (h) Sellers shall receive an opinion of Buyer's counsel Sullivan & Worcester LLP dated the Closing Date reasonably acceptable to Sellers.

              (i) Parent and Buyer shall receive an opinion of Sellers' counsel Paul, Hastings, Janofsky & Walker LLP dated the Closing Date reasonably acceptable to Parent and Buyer.

              (j) Sellers shall deliver a certified copy of the resolutions adopted by the Board of Directors of the Company approving this Agreement, the Merger Agreement and the other Ancillary Agreements, declaring the advisability and recommendation of the Merger, and all such other actions as shall be required consistent with the approval of a transaction covered by Rule 13e-3 of the Exchange Act.

              (k) Sellers shall deliver to Buyer a certificate of good standing, tax clearance certificate or similar document(s) which is required by any Tax Authority to relieve Buyer of (x) any obligation to withhold Taxes in connection with the transactions contemplated by this Agreement and (y) any Lien or liability for Taxes (determined without regard to provisions of this Agreement assigning responsibility therefor) for which relief is available by reason of the filing of an appropriate certificate or other document.


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


              (l) Sellers shall deliver to Buyer a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Buyer.

         2.3 Net Working Capital Adjustment.

              (a) Within 60 days after the Closing Date, Parent shall prepare and deliver to the Sellers' Committee its determination of the Closing Date Net Working Capital. If the Closing Date Net Working Capital is less than the Threshold Net Working Capital, the Sellers shall owe to the Buyer the amount by which the Closing Date Net Working Capital is less than the Threshold Net Working Capital, which amount shall be paid from the funds deposited with the Escrow Agent pursuant to Section 2.4 below.

              (b) Subject to this Section 2.3(b), the calculation of the Closing Date Net Working Capital delivered by Parent to Sellers' Committee shall be final, binding and conclusive on the parties hereto. If Sellers' Committee desires in good faith to dispute any amount reflected on the calculation of the Closing Date Net Working Capital delivered by Parent, Sellers' Committee shall notify Parent of its objections in writing within 20 days after its receipt of the calculation of the Closing Date Net Working Capital, setting forth the basis for its objection and its proposal for any adjustments to the calculation of the Closing Date Net Working Capital. Following such notification, Parent and Seller's Committee shall each negotiate in good faith to reach agreement as to any such proposed adjustment within 30 days of receipt of Sellers' Committee notice of objection. If agreement is reached in writing within such 30-day period as to all proposed further adjustments (or Parent and Seller's Committee agree that no adjustments are necessary), the parties shall make such agreed-upon adjustments, if any, and the Closing Date Net Working Capital shall be based thereon for all purposes of this Agreement. If Parent and Seller are unable to reach agreement within such 30-day period, Parent and Sellers' Committee shall select a mutually acceptable accounting firm (the "Third Party Accounting Firm") to review the proposed Seller's Committee calculation of Closing Date Net Working Capital and such firm shall make such adjustments, if any, as are necessary to cause the calculation of the Closing Date Net Working Capital, if any, to have been properly prepared in accordance with this Agreement. All such determinations shall relate only to such matters as are in dispute and shall represent either agreement with the position taken by Parent or Seller's Committee or a compromise between such positions. The determination of the Third Party Accounting Firm shall be delivered in writing as soon as practicable following engagement of the Third Party Accounting Firm, shall state the amount due by either party as a result and shall be final, conclusive and binding upon Buyer and Sellers. Not later than 10 days following the determination by the Third Party Accounting Firm, the amount, if any, required to be paid as a result of the determination of the Closing Date Net Working Capital, as determined by the Third Party Accounting Firm, shall be paid from the funds deposited with the Escrow Agent pursuant to Section 2.4 below. The fees and expenses of the Third Party Accounting Firm incurred in resolving all disputed matters shall be equitably apportioned by such accountants based on the extent to which Parent or Seller's Committee are determined by such accountants to be the prevailing party; provided, however, that if the Third Party Accounting Firm cannot determine the prevailing party, the fees shall be paid one-half by Parent and one-half by Sellers. To the extent any fees are allocated to the


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


Sellers, such fees shall be paid out of the funds deposited with the Escrow Agent pursuant to Section 2.4 below.

         2.4 Escrow Account. The Sellers agree that in accordance with Section 2.2, at the Closing a portion of the Purchase Price shall be delivered by Buyer to the Escrow Agent for deposit in accordance with the terms of the Escrow Agreement. All funds and shares of Parent Common Stock deposited with the Escrow Agent shall be applied by the Escrow Agent in accordance with the terms of the Escrow Agreement to make any payments due to Parent or Buyer under Section 2.3 and Article 11.

                                   ARTICLE 3

             REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

         Except as set forth in the disclosure schedules dated as of the date hereof and delivered herewith to Buyer (which disclosure schedules identify the section and subsection to which each disclosure therein relates), the Company hereby represents and warrants to Parent and Buyer:

         3.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have an Adverse Effect on the Company. The Company has heretofore delivered to Buyer true and complete copies of the corporate charter and bylaws of the Company as currently in effect.

         3.2 Corporate Authorization. The execution, delivery and performance by the Company of each Ancillary Agreement to which the Company is a party, and the consummation by the Company of the transactions contemplated thereby, are within the Company's corporate powers and, except for any required approval by the Company's stockholders, have been duly authorized by all necessary corporate action on the part of the Company. Each Ancillary Agreement to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

         3.3 Governmental Authorization; Consents. (a) The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, as the case may be, require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

              (b) Except as set forth in Schedule 3.3, no consent, approval, waiver or other action (a "Required Consent") by any Person (other than any governmental body, agency,


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


official or authority referred to in (a) above) under any contract, agreement, indenture, lease, instrument or other document to which the Company is a party or by which any of them is bound is required or necessary for the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which they are a party, as the case may be, or for the consummation of the transactions contemplated hereby or thereby.

              (c) Non-Contravention. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party, as the case may be, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) contravene or conflict with the corporate charter or bylaws of the Company (and will not constitute a "Liquidation Event" as defined in such corporate charter), (ii) assuming compliance with the matters referred to in Section 3.3(a), contravene or conflict with any provision of any law, regulation, judgment, injunction, order, Permit or decree binding upon or applicable to the Company; (iii) assuming the receipt of all Required Consents, constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or by which any of their assets may be bound or (iv) result in the creation or imposition of any Lien on any asset of the Company.

         3.4 Capitalization. Schedule 3.4 sets forth (i) the designation, number of authorized shares and number of outstanding shares of each class of capital stock of the Company, (ii) the designation of each stock option plan, the number of shares of stock that may be issued pursuant to such plan, the number of outstanding options and the number of outstanding options that are currently exercisable, (iii) all relevant information regarding any outstanding convertible securities and any other outstanding options, warrants or other rights to acquire capital stock of, or other equity interests in, the Company and (iv) a list of all holders of capital stock or rights to acquire capital stock of the Company. All outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned as shown on Schedule 3.4. Except as set forth on Schedule 3.4, there are no outstanding (i) shares of capital stock, other securities or phantom or other equity interests of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, other securities or phantom or other equity interests of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities.

         3.5 Subsidiaries. The Company does not have and has never had any subsidiaries or any ownership or equity interest in or control of (direct or indirect) any other Person.

         3.6 Financial Statements. (a) Attached as Schedule 3.6 are true and complete copies of:


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              (i) a preliminary, unissued draft of the Balance Sheet and the related audited statements of operations and cash flows for the 12 months ended December 31, 2004 and the audited balance sheet of the Company as of December 31, 2003 and the related audited statements of operations and cash flows of the Company for the 12 months then ended; and

              (ii) the unaudited balance sheet of the Company as of February
          28, 2005 and the related unaudited statements of income and cash flows of the Company for the two months ended February 28, 2005 ((i) and (ii) collectively referred to as the "Financial Statements").

              (b) Each of the balance sheets included in the Financial Statements fairly presents the financial position of the Company as of its date, and the other statements included in the Financial Statements fairly present the results of operations and cash flows, as the case may be, of the Company for the periods therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved and, with respect to the unaudited interim financial statements, for the omission of footnote disclosure and, to the extent consistent with generally accepted accounting principles, normally recurring year-end audit adjustments.

              (c) All accounts, notes receivable and other receivables reflected on the February 28, 2005 balance sheet are valid, genuine and fully collectible in the aggregate amount thereof less any reserves for doubtful accounts recorded on such balance sheet.

              (d) The Company maintains adequate internal controls in accordance with GAAP. Since January 1, 2002, the Company has not received any written communications regarding weaknesses in its internal controls. To Company's Knowledge, there have been no instances of fraud, whether or not material, that occurred during any period covered by the Financial Statements involving the management of Company or other employees of Company who have a role in Company's internal control over financial reporting.

              (e) Neither the Company nor any officer, employee, contractor, subcontractor or agent of Company has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

              (f) During the periods covered by Financial Statements, to the Company's Knowledge, the Company's external auditor was independent of Company and its management. For purposes of this Section 3.6(f), "independent of Company and its management" shall mean that Company and its external auditor complied at all times with the auditor independence requirements of Title II of the Sarbanes-Oxley Act of 2002, the SEC and any regulatory body claiming jurisdiction over the accounting profession as if Company were an issuer with a class of securities registered pursuant to the Exchange Act during the periods covered by the Financial Statement.


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


              (g) The Company has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.

              (h) Schedule 3.6(h) sets forth any and all reports by Company's external auditors to Company's Board of Directors, or any committee thereof, or Company's management concerning any of the following and pertaining to any period covered by the Financial Statements: critical accounting policies, internal control over financial reporting, significant accounting estimates or judgments, alternative accounting treatments and any required communications with Company's Board of Directors, or any committee thereof, or management of the Company.

              (i) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. Schedule 3.6(i) lists, and the Company has delivered to Parent copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.

              (j) Attached as Schedule 3.6(j), is a copy of the Company's expected ranges of financial performance for the quarter ended March 31, 2005. Each of the Company's revenue, EBITDA and net income for such quarter will not be materially different than the revenue, EBITDA and net income provided under the column entitled "Forecast-Low".

         3.7 Absence of Certain Changes. Since the Balance Sheet Date, except as reflected in the unaudited Financial Statements or in Schedule 3.7, the Company has conducted its businesses in the ordinary course consistent with past practices and there has not been any:

              (a) Adverse Change;

              (b) declaration, setting aside or payment of any dividend or other distribution with respect to any Company Securities or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

              (c) payment or grant of any right by the Company to any Interested Person, or any charge by any Interested Person to the Company, or other transaction between the Company and any Interested Person, except in any such case for employee compensation payments in the ordinary course of business of the Company consistent with past practice.

              (d) amendment of any outstanding security of the Company;


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


              (e) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

              (f) creation or assumption by the Company of any Lien on any asset other than Permitted Liens;

              (g) making of any loan, advance or capital contributions to or investment in any Person;

              (h) damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company in an amount greater than $75,000;

              (i) transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

              (j) settlement of any claim, action, suit, audit, charge, investigation or proceeding;

              (k) change in any method of financial accounting or accounting practice by the Company;

              (l) (i) grant of any severance or termination pay to any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) change in benefits payable under existing severance or termination pay policies of the Company or employment agreements to which the Company is a party or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of the Company, other than in the ordinary course of business consistent with past practice;

              (m) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representation thereof to organize any employees of the Company;

              (n) employee terminations by the Company (other than for poor performance or for cause) and/or layoffs, and the Company has preserved intact and kept available the services of present employees, in each case in accordance with past practice;

              (o) capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment in an amount greater than $10,000.

              (p) agreement, undertaking or commitment to do any of the foregoing.

         3.8 Personal Property. (a) The Company has good and marketable title to, or in the case of leased personal property have valid leasehold interests in, all personal property described in Schedule 3.8 (including machinery and equipment, inventory, receivables and furniture) (whether tangible or intangible), reflected on the Balance Sheet or acquired after the Balance Sheet Date (the "Personal Property"). None of such Personal Property is subject to any Liens, other than the following ("Permitted Liens"):

              (i) Liens disclosed on the Balance Sheet;

              (ii) Liens for Taxes not yet due and payable (and for which adequate accruals or reserves have been established on the Balance Sheet); or

              (iii) Liens that do not materially detract from the value of the Personal Property as now used, or materially interfere with any present or intended use of the Personal Property.

              (b) The Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

              (c) The Personal Property owned or leased by the Company, or which it otherwise has the right to use, constitute all of the Personal Property held for use or used in connection with the business of the Company.

         3.9 Real Property. (a) None of the real property, and leases and subleases of, and other interests in, real property, used, or occupied by the Company, in each case, together with all buildup, fixtures and improvements created thereon ("Real Property") is owned by the Company. All of the Real Property is leased or subleased by the Company, or the Company has an interest in such Real Property pursuant to a warehousing, license or occupancy agreement ("Leased Real Property").

              (b) Schedule 3.9 completely and accurately describes all leases, subleases and other agreements pursuant to which the Company derives its rights in the Leased Real Property (the "Leases").

              (c) The Leases are in good standing and are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such Lease any material default by the Company or, to the Sellers' Knowledge, by any other Person, or any event that, with notice or lapse of time or both, would constitute a material default by the Company or, to the Sellers' Knowledge, by any other Person. The Company has delivered to Buyer complete and accurate copies of all Leases, including all amendments and agreements related thereto and the Leases constitute the entire agreement between the Company and each landlord with respect to the Leased Real Property. All rent and other charges currently due and payable under the Leases have been paid.

              (d) The Company is the holder of the lessee's interest under the Leases and neither has assigned the Leases nor subleased all or any portion of the premises leased thereunder. The Company has not made any alterations, additions or improvements to the premises leased under the Leases that are required to be removed (or of which lessor could require removal) at the termination of the respective Lease terms. The Company owns all trade fixtures, equipment and personal property located in the premises leased under the Leases.

         3.10 No Undisclosed Liabilities. Except as disclosed in the Financial Statements or set forth in Schedule 3.10, there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate will not have an Adverse Effect on the Company.

         3.11 Litigation. Except as disclosed in Schedule 3.11, there is no claim, action, suit, audit, charge, proceeding (or any basis therefor) pending against or, to the Company's Knowledge, threatened against, being investigated or affecting, the Company or any of their respective properties or any Employee Plan or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority.

         3.12 Material Contracts. (a) Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in Schedule 3.12, as of the date of this Agreement the Company is not a party to or subject to any:

              (i) lease providing for annual rentals by the Company of $75,000 or more;

              (ii) contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company of, or pursuant to which in the last 12 months the Company has paid, $75,000 or more;

              (iii) sales, distribution or other similar agreement providing for the sale by the Company of, or pursuant to which in the last 12 months the Company sold, materials, supplies, goods, services, equipment or other assets for an aggregate purchase price of $75,000 or more;

              (iv) partnership, joint venture or other similar contract, arrangement or agreement;

              (v) contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $10,000;

              (vi) written employment or consulting agreement;

              (vii) license, technology transfer, franchise or other agreement in respect of any Intellectual Property or other property owned or used by the Company;

              (viii) agency, dealer, sales representative or other similar agreement;

              (ix) contract or other document that limits the freedom of the Company to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company after the Closing Date;

              (x) contract or commitment with or for the benefit of any Interested Person; or

              (xi) other contract or commitment not made in the ordinary course of business that is material to the Company.

              (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed in any schedule to this Agreement or required to be disclosed pursuant to Section 3.12 is a valid and binding agreement of the Company and is in full force and effect, and to the Company's Knowledge, no other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, nor, to the Knowledge of the Company, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute an event of default thereunder by the Company.

         3.13 Technology and Intellectual Property. (a) Schedule 3.13(a) lists:
(i) all patents and all registered trademarks, service marks, copyrights and mask works, and any applications and renewals for any of the foregoing owned by or on behalf of the Company; (ii) all material software products and tools and services that are currently sold, published, offered, or under development by the Company; and (iii) all material licenses (in and out), sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use any of the Company's Intellectual Property or exercise any other right with regard thereto. The disclosures described in clause (iii) of the preceding sentence include the identities of the parties to the relevant agreements, a brief description of the nature and subject matter thereof, the term thereof and the applicable payment terms (or summary of any formula or procedure for determining such payment terms).

              (b) Each item of the Company's Intellectual Property is either:
(i) owned solely by the Company free and clear of any Liens other than Permitted Liens; or (ii) rightfully used and authorized for use by the Company and its successors pursuant to a valid and enforceable written license. All of the Company's Intellectual Property that is used by the Company pursuant to a license or other grant of a right by a third party to use its proprietary information is separately identified as such under Schedule 3.13(b). The Company has all rights in the Company's Intellectual Property necessary to carry out the Company's former and current activities, including to the extent consistent with the Company's current and past practices (except as noted on Schedule 3.13(b)) rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell the Company's

Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

              (c) The Company is not in material violation of any license, sublicense or other agreement to which the Company is a party or otherwise bound relating to any of the Company's Intellectual Property. Except as noted in
Schedule 3.13(c), the Company is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by the Company or Buyer, as successor to the Company, in Company's Intellectual Property.

              (d) The use of the Company's Intellectual Property by the Company as currently used and as currently proposed to be used does not infringe any other Person's copyright, trade secret rights, right of privacy, moral right or other intellectual property right. The use by the Company of the Company's Intellectual Property as currently used and as currently proposed to be used does not infringe any other Person's, patent, trademark, service mark, trade name, firm name, logo, trade dress or mask work. No claims (i) challenging the validity, enforceability, effectiveness or ownership by the Company of any of the Company's Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any of the Company's Intellectual Property by the Company, infringes or will infringe on any intellectual property or other proprietary or personal right of any Person are being or, since April 1, 2001, have been asserted against the Company or, to the Company's Knowledge,
(1) are threatened by any Person nor (2) does there exists any valid basis for such a claim . There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company's Intellectual Property, other than review of pending patent applications, and the Company is not aware of any information indicating that such proceedings are threatened or contemplated by any governmental entity or any other Person. All granted or issued patents and mask works, all registered trademarks and service marks, and all copyright registrations owned by the Company are valid, and subsisting. To the Company's Knowledge, there is no unauthorized use, infringement, or misappropriation of any of the Company's Intellectual Property by any third party, employee or former employee.

              (e) Schedule 3.13(e) separately lists all parties (other than existing or prior employees) who have created any portion of, or otherwise have any rights in or to, the Company's Intellectual Property. The Company has secured from all parties (including employees) who have created any portion of, or otherwise have any rights in or to, the Company's Intellectual Property valid and enforceable written assignments of any such work, invention, improvement or other rights to the Company and has provided true and complete copies of such assignments to Buyer.

              (f) The transactions contemplated under this Agreement shall not alter, impair or otherwise affect any rights of the Company or any Affiliate in any of the Company's Intellectual Property.

              (g) The Company has taken commercially reasonable measures to protect the proprietary nature of the Company's Intellectual Property and to maintain in confidence all trade secrets and confidential information owned or used by the Company.

              (h) Except as described on Schedule 3.13(h), the Company's Intellectual Property does not include any Publicly Available Software and the Company has not used Publicly Available Software in whole or in part in the development of any part of the Company's Intellectual Property in a manner that may subject the Company's Intellectual Property in whole or in part, to all or part of the license obligations of any Publicly Available Software. "Publicly Available Software" means each of (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g. Linux), or similar licensing and distribution models; and (ii) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no or minimal charge. Publicly Available Software includes software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (a) GNU General Public License (GPL) or Lesser/Library GPL (LGPL),
(b) the Artistic License (e.g. PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), the Sun Industry Source License (SISL), and the Apache Server License.

         3.14 Insurance Coverage. Schedule 3.14 lists all of the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. Sellers' have furnished to Buyer true and complete copies of all insurance policies and fidelity bonds listed in Schedule 3.14. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company are otherwise in full compliance with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 2001 and remain in full force and effect. Sellers do not know of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

         3.15 Compliance with Laws; Permits; No Defaults. (a) The Company is not in violation of, or has since January 1, 2001 violated, any applicable provisions of any federal, state, foreign or local laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have an Adverse Effect on the Company.

              (b) Schedule 3.15 correctly describes each governmental license, permit, concession or franchise (a "Permit") material to the business of the Company, together with the name of the governmental agency or entity issuing such Permit. Such Permits are valid and in full force and effect, and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby or by the Merger Agreement.

              (c) The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority.

         3.16 Employees and Labor Matters. (a) Schedule 3.16(a) sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status subject to recall) as of March 15, 2005 (i) the name of such employee and the date as of which such employee was originally hired by the Company, and whether the employee is on an active or inactive status; (ii) such employee's title; (iii) such employee's annualized compensation as of the date of this Agreement, including base salary, vacation and/or paid time off accrual amounts, bonus and/or commission potential, equity vesting schedule, severance pay potential (including the maximum severance payable to such employee and the circumstances under which such severance payment is triggered), and any other compensation forms; (iv) each current benefit plan in which such employee participates or is eligible to participate; and (v) any governmental authorization that is held by such employee and that is used in connection with the Company's business. Except as disclosed in Schedule 3.16(a), the employment of each of the employees of the Company is terminable by the Company at will.

              (b) Schedule 3.16(b) lists all Persons who are currently performing services for the Company who are classified as "consultants" or "independent contractors," the compensation of each such Person and whether the Company is party to an agreement with such Person (whether or not in writing). Any such agreements are listed on Schedule 3.12(a) and have been delivered (or, in the case of agreements that are not in writing, a summary thereof has been delivered) to Buyer. All such Persons have executed the Company's form Proprietary Information and Inventions Agreement . All Persons engaged by the Company as independent contractors, rather than employees, have been properly classified as such and have been engaged in accordance with all applicable foreign, federal, state and/or local laws.

              (c) The Company is not and have never been a party to or bound by any union contract, collective bargaining agreement or similar contract. There has never been any lockout, strike, slowdown, work stoppage, labor dispute or, union organizing activity, or any similar activity or dispute, affecting the Company or any of its employees.

              (d) Schedule 3.16(d) lists all current employee manuals and handbooks, employment policy statements, employment agreements, and other materials relating to the employment of the current employees of the Company. Sellers have delivered to Buyer complete copies of all such documents.

              (e) Except as disclosed in Schedule 3.16(e), except for clerical, administrative or hourly employees (i) none of the employees of the Company has notified or otherwise indicated to the Company that he or she intends to terminate his or her employment with the Company, or not to accept employment with Buyer; (ii) the Company does not have a present intention to terminate the employment of any employee; (iii) to the Company's Knowledge, no employee of the Company has since January 1, 2005 received an offer of an employment from any other Person; (iv) all employees of the Company have executed the Company's form

Proprietary Information and Inventions Agreement (v) to the Company's Knowledge no employee of the Company is a party to or is bound by any employment contract, patent disclosure agreement, noncompetition agreement or other restrictive covenant or other contract with any third party that would be likely to affect in any way (A) the performance by such employee of any of his or her duties or responsibilities as an employee, or (B) the business or operations of the Company; (vi) to the Knowledge of the Company, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company; and
(vii) the Company is not and never has been engaged in any dispute or litigation with an employee or former employee regarding Intellectual Property matters.

              (f) Except as disclosed in Schedule 3.16(f), (i) the Company does not have an established severance pay practice or policy; (ii) no employee of the Company is entitled to any severance pay, bonus compensation, acceleration of payment or vesting of any equity interest, or other payment from the Company or Buyer (other than accrued salary, vacation, or other paid time off in accordance with the policies of the Company) as a result of or in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements or as a result of any termination by the Company on or after the Closing of any Person employed by the Company on or prior to the Closing Date.
Schedule 3.16(f) identifies each employee entitled to any non-discretionary bonus or severance from the Company or any successor of the Company. .

              (g) The Company is and has at all times been in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except for violations that have not had and would not reasonably be expected to have an Adverse Effect on the Company. The Company is not engaged, and to the Company's Knowledge have never engaged, in any unfair labor practice of any nature. The Company has not failed to pay any of its employees, consultants or contractors for any wages (including overtime), salaries, commissions, bonuses, benefits or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such individuals.

              (h) The Company, and each employee of the Company, is in compliance in all material respects with all applicable visa and work permit requirements, and no visa or work permit held by an employee of the Company will expire during the six month period following the date of this Agreement.

        3.17     Environmental Compliance.

              (a) Environmental Definitions. The following terms, as used herein, have the following meanings:

         "Environment" means any and all environmental media, including without limitation ambient air, surface water, ground water, drinking water supply, land surface or subsurface, soil or strata, and also means any indoor location.

         "Environmental Law" means any and all federal, state, local and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, Environmental Permits or governmental restrictions relating to the Environment or to emissions, discharges or Releases of any Hazardous Substance into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance or the containment, removal or remediation thereof.

         "Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to the past or present business of the Company, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters governed by Environmental Law or arise in connection with or relate to any matter disclosed or required to be disclosed in Schedule 3.17 and (ii) arise from or relate in any way to actions occurring or conditions existing before the Closing Date.

         "Environmental Permits" means any and all governmental permits, licenses, concessions, grants, franchises, agreements, authorizations, registrations or other governmental approvals or filings issued or required under any Environmental Law.

         "Hazardous Substance" means any and all pollutants and contaminants, and any and all toxic, caustic, radioactive or otherwise hazardous materials, substances or wastes that are regulated under any Environmental Law, and includes, without limitation, petroleum and its derivatives and by-products, and any other hydrocarbons.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including, without limitation, the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance).

              (b) Environmental Representations and Warranties. Except as disclosed in Schedule 3.17(b):

              (i) The Company has complied in all material respects with all Environmental Laws and Environmental Permits. The Company has no material Environmental Liabilities.

              (ii) The Company has applied for and received all Environmental Permits required in connection with its business. Schedule 3.17(b) sets forth a list of all such Environmental Permits, each of which is in full force and effect. No suspension or cancellation is threatened and there is no basis for believing that any such Environmental Permit will not be renewable upon expiration. Except as set forth in Schedule 3.17(b), each such Environmental Permit will continue to be in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing and the consummation of the transactions contemplated herein and in the Merger Agreement will not conflict with, result in a violation or breach of or constitute a default under any such Environmental Permit. The consummation of the transactions contemplated herein and in the Merger Agreement will not require any filing, notice or compliance under any environmental property transfer laws and no transfer of any Environmental Permits will be required.

              (iii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Sellers' Knowledge, threatened, by any governmental or other entity with respect to any (A) alleged violation by the Company of any Environmental Law or any liability thereunder, (B) alleged failure by the Company to have any Environmental Permit, or
          (C) use, generation, treatment, storage, handling, recycling, transportation or disposal of any Hazardous Substance by the Company.

              (iv) The Company has not stored, handled, transported (or arranged for transport, directly or indirectly) or Released any Hazardous Substance on, at or from any property now or previously owned, leased or operated by the Company. No Hazardous Substance is present, in a reportable or threshold planning quantity, where such a quantity has been established by any Environmental Law or Environmental Permit, at, on or under any property now or previously owned, leased or operated by the Company.

              (v) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for the Company, or of which the Sellers' Knowledge, relating to any property or facility now or previously owned or leased by the Company that have not been delivered to Buyer.

              (vi) The Leased Real Property does not contain any (a) underground storage tanks or (b) asbestos.

         3.18 Customers and Suppliers. Company has not received notice from and is not otherwise aware that (a) any customer (or group of customers under common ownership or control) that accounted for more that 10% of Company's revenue during the past 18 months has stopped or intends to stop purchasing the products or services (including maintenance and support services in connection with the products sold) of the Company or (b) any supplier (or group of suppliers under common ownership or control) that accounted for more that 10% of the Company's revenue during the past 18 months has stopped or intends to stop supplying products or services to the Company.

         3.19 Products.

              (a) Each of the products produced or sold by Company is, and at all relevant times have, conformed in all material respects to any affirmation of fact made in documentation for such products or in connection with its sale.

              (b) Except as set forth in Schedule 3.19, there are no forms of warranties, guaranties or assurances of Company's software products and services that are in effect other than as set forth in Company's standard terms and conditions, copies of which are attached to Schedule 3.19. There is no pending or, to the Company's Knowledge , threatened action under any warranty or guaranty against the Company. The Company has adequate insurance or has reserved adequate amounts for any liability, damage, loss, cost or expense as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling instructions or otherwise) with respect to any product sold or services rendered by or on behalf of the Company (including any licensee thereof) prior to the Closing.

         3.20 Transactions with Affiliates; Intercompany Arrangements. Except as set forth on Schedule 3.20, there are no agreements, loans, leases, royalty agreements or other continuing transactions between the Company and (i) any officer, director or stockholder of the Company or any of their Affiliates or
(ii) any member of any officer, director or stockholder of the Company's family or any of their Affiliates ("Interested Person"). To the Knowledge of the Sellers, no Interested Person (x) has any material direct or indirect interest in any entity that does business with the Company or (y) has any direct or indirect interest in any property, asset or right that is used by the Company in the conduct of their business. No Interested Person has any contractual relationship (including that of creditor or debtor) with the Company other than such relationships as result solely from being an officer, director or stockholder of the Company.

         3.21 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Sellers or the Company who might be entitled to any fee or commission from Buyer, the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement and the Merger Agreement.

         3.22 Other Information. None of this Agreement, the Ancillary Agreements and the schedules and exhibits, when read together as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. The Company makes no representation with respect to any financial projections it may have provided to Buyer or Parent.

         3.23 SEC Reports. The Company has filed all forms, reports and documents required to be filed by the Company with the SEC since January 1, 2002 under Section 13(a) or Section 15(d) of the Exchange Act. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this

Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report.

         3.24 Consideration Received. Schedule 3.24 lists the amount of consideration to be received by each stockholder of the Company pursuant to this Agreement and the Merger Agreement. With respect to each stockholder, such amounts are equal to the amount such stockholder is entitled to receive under the Company's certificate of incorporation, as amended to date.

         3.25 Trading in Parent Common Stock. To the actual knowledge of the CEO of the Company, (i) no executive officer or director of the Company has purchased, sold or otherwise traded shares of Parent Common Stock or in any derivative securities that base their value on the trading price of Parent Common Stock during the 30 days preceding the date of this Agreement and (ii) the Company has not purchased, or induced others to purchase, its shares of Common Stock or any derivative securities that base their value of the trading price of Parent Common Stock during the 30 days preceding the date of this Agreement.


                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES RELATING TO SELLERS

         Each Seller as to itself only, severally but not jointly, represents and warrants to, and agrees with, Buyer and Parent as follows:

         4.1 Title to and Validity of Shares. Seller now has, and on the Closing Date will have, good and marketable title to and unrestricted power to vote and sell the Shares designated as owned by such Seller opposite such Seller's name on Schedule 2.1, free and clear of any Lien and, upon purchase and payment therefor and delivery to Buyer thereof in accordance with the terms of this Agreement, Buyer will obtain good and marketable title to such Shares free and clear of any Lien. All Shares owned by such Seller have been duly authorized and validly issued and are fully paid and non-assessable. All Shares to be sold by such Seller are registered in the name of such Seller.

         4.2 Authority. Such Seller has the legal power, right and authority to enter into and perform this Agreement and each Ancillary Agreement to which it is a party, and to perform each of his obligations hereunder. This Agreement has been duly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and such Ancillary Agreements by such Seller (a) require no action by or in respect of, or filing with, or consent of, any governmental body, agency or official or any other Person and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon such Seller.

         4.3 Investment Representation. (a) Such Seller represents and warrants that:

              (i) it is acquiring Parent Common Stock solely for its account and not with a view to or for resale in connection with a distribution thereof;

              (ii) it has had the opportunity to ask questions of and receive complete answers from representatives of Buyer concerning the business, management and financial condition of Buyer and the terms and conditions of Parent Common Stock;

              (iii) it is able to bear the economic risk of its investment in Parent Common Stock for an indefinite period of time;

              (iv) it can afford a complete loss of its investment in Parent Common Stock; and

              (v) such Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in Parent Common Stock; and

              (vi) such Seller is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

              (b)      Such Seller acknowledges and agrees that:

              (i) the shares of Parent Common Stock to be issued to such Seller hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state or other jurisdiction, and are being issued in reliance upon certain exemptions under such statutes;

              (ii) the shares of Parent Common Stock to be issued to such Seller hereunder may not be resold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements;

              (iii) except as contemplated by the Registration Rights
          Agreement, Buyer shall have no obligation to register Parent Common Stock pursuant to the Securities Act or the securities laws of any state or to supply the information which may be necessary to sell such securities; and

              (iv) each certificate representing Parent Common Stock will bear an the following restrictive legend:

                  "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of except in accordance with the terms thereof and unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of certain states or unless an exception from such registration is available."

                  Buyer shall have no obligation to remove such legend unless
         (i) the shares of Parent Common Stock have been registered pursuant to the Securities Act, or (ii) in the opinion of counsel satisfactory to Buyer no such legend is required.

         4.4 Trading in Parent Common Stock. Since January 1, 2005, such Seller has not purchased, sold or otherwise traded shares of Parent Common Stock or in any derivative securities that base their value on the trading price of Parent Common Stock.

                                   ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

         Parent and Buyer hereby jointly and severally represent and warrant to each Seller that:

         5.1 Organization, Standing and Corporate Power. Each of Parent and Buyer is a corporation or other legal entity duly organized, validly existing and in good standing, or local law equivalent, under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of Parent and Buyer is duly qualified or licensed to do business and is in good standing, or local law equivalent, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or operations makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, or local law equivalent, would not reasonably be expected to have an Adverse Effect on Parent or Buyer, as the case may be. Parent has delivered or made available to Seller, prior to the execution of this Agreement, complete and correct copies of its Articles of Association and Memorandum of Association, in each case as amended through the date hereof. Buyer has delivered or made available to Seller, prior to the execution of this Agreement, complete and correct copies of its certificate of incorporation and by-laws, in each case as amended through the date hereof.

         5.2 Capital Structure.

              (a) The authorized capital stock of Parent consists of 25,000,000 ordinary shares, par value NIS 1.00 per share. As of February 28, 2005, (i) 17,655,584 shares of Parent Common Stock are issued and outstanding, and (ii) no shares of treasury stock are outstanding.

              (b) As of the date of this Agreement and regarding options to purchase shares of Parent Common Stock (each a "Parent Option") under Parent's First 1998 Share Option Plan ("First Parent 1998 Plan"), Parent's Second 1998 Share Option Plan, as amended ("Second Parent 1998 Plan"), and the Parent 2004 Share Option Plan ("2004 Share Option Plan") and, collectively with the First Parent 1998 Plan, and Second Parent 1998 Plan, the "Parent Stock Plans"):

              (i) Parent has reserved 300,000 shares of Parent Common Stock for issuance pursuant to outstanding options granted under the First Parent 1998 Plan (which has been terminated with respect to any future issuance), all of which have been exercised, and no other shares remain available for issuance thereunder;

              (ii) Parent has reserved 5,000,000 shares of Parent Common Stock for issuance to employees, consultants and directors pursuant to the Second Parent 1998 Plan, of which 609,600 were available for future grants as of February 28, 2005; and

              (iii) Parent has reserved 2,000,000 shares of Parent Common Stock for issuance to employees, directors and consultants pursuant to 2004 Share Option Plan, of which, 1,400,000 were available for future grants as of February 28, 2005.

              (c) All outstanding shares of Parent's capital stock were duly authorized, validly issued, and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of Israeli Companies Law - 1999, Parent's Articles of Association, Memorandum of Association or any Contract to which Parent is a party or otherwise bound. None of the outstanding shares of Parent's capital stock has been issued in violation of any federal, state or Israeli securities laws.

              5.3      Authority; Noncontravention.

              (a) Parent and Buyer have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Buyer and the consummation by Parent and Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Buyer and no other corporate authorizations or corporate approvals on the part of Parent or Buyer are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Buyer and constitutes a legal, valid and binding obligation of Parent and Buyer, enforceable against Parent and Buyer in accordance with its terms.

              (b) The execution and delivery of this Agreement by Parent and Buyer and the consummation of the transactions contemplated hereby and compliance by Parent and Buyer with the provisions hereof, do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation, or result in the creation of any Lien in or upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the Articles of Association or Memorandum of Association of Parent or Certificate of Incorporation or Bylaws of Buyer, (ii) constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or Buyer, or to a loss of any benefit under any provision of any material agreement, contract, license or other instrument binding upon Parent or Buyer, or (iii) subject to the governmental filings, approvals and other matters referred to in the following paragraph, any statute, law, ordinance, rule, regulation, judgment, order or decree, in each case, applicable to Parent or any of its subsidiaries or their respective properties or assets; other than, in the case of clauses (ii) and (iii), any such conflicts, terminations, cancellations, violations, breaches, defaults, rights, results, losses, Liens or entitlements that would not reasonably be expected to have an Adverse Effect on Parent.

              (c) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental body, agency, official or authority is required to be made or obtained by Parent or Buyer in connection with the execution and delivery of this Agreement by Parent and Buyer or the consummation by Parent and Buyer of the transactions contemplated hereby or compliance with the provisions hereof, provided that the representations made by Seller under this Agreement are true and correct, except
(i) for the filing with the SEC of such filings, notices or reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) for any filings or notifications required under the rules and regulations of the Nasdaq Stock Market, Inc. of the transactions contemplated hereby, (iii) for any filings or notifications required under the Israeli Currency Oversight Law -1998 and the rules and regulations promulgated thereunder, (iv) for any filings or notifications to the Israeli Securities Authority, (v) as may be required under the Israeli law for Encouragement of Research and Development in the Industry - 1984 and the rules and regulations promulgated thereunder, (vi) as may be required under the Israeli law for Encouragement of Capital Investments - 1959 and the rules and regulations promulgated thereunder and (vii) as required under the rules and regulations of the Tel Aviv Stock Exchange.

         5.4 Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent or Buyer threatened against or affecting, Parent or Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

         5.5 Finders' Fees. Except for Citigroup Global Markets, Inc., whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         5.6 Sufficient Funds and Stock. Buyer has, or shall have, at the Closing Date sufficient cash funds to consummate the transactions contemplated by this Agreement, and Parent has, or shall have, at the Closing Date, sufficient capital stock to consummate the transactions contemplated by this Agreement.

         5.7 SEC Filings. Parent has filed all required reports, forms and other documents with the SEC (the "Parent SEC Documents"). As of their respective dates (giving effect to any amendment contained in a subsequently-filed Parent SEC Document intended to supplement or replace information given at any such date), (i) the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except as otherwise permitted in the case of unaudited statements) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of SEC and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         5.8 Adverse Change. Parent has conducted its business in the ordinary course consistent with past practices since the date of the financial statements of Parent included in the most recently filed SEC Documents. Without limiting the generality of the foregoing, since such date, there has not been any Material Adverse Change to Buyer or Parent not disclosed in the Parent SEC Documents.

                                   ARTICLE 6

                        COVENANTS OF SELLERS AND COMPANY

         6.1 Confidentiality. Each Seller for itself and on behalf of its Affiliates, will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer furnished to the Company, or to such Sellers or its

Affiliates, in connection with the transactions contemplated by this Agreement, and after the Closing Date all confidential documents and information concerning the Company, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such Sellers from a source other than the Company or its Affiliates, (ii) in the public domain through no fault of such Sellers or (iii) later lawfully acquired by such Seller from sources other than the Company, Parent or Buyer; provided that such Seller may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Sellers of the confidential nature of such information and are directed by such Seller to treat such information confidentially in accordance with this Agreement. The obligation of such Seller and such Seller's Affiliates, to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, each Seller and its Affiliates, will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by the Company, or by such Seller or its Affiliates, or on their behalf concerning Buyer in connection with this Agreement that are subject to such confidence.

         6.2 Directors and Officers. Each Seller shall use its or his reasonable efforts to (a) ensure that those members of the Board of Directors of the Company who are appointed by such Seller as Seller's designated representatives on the Board of Directors, remain members of the Board of Directors through the earlier of (1) the earliest possible date in which Parent's nominees may take control of the Board under Rule 14f-1 of the Securities Exchange Act of 1934 or
(2) the termination of the Merger Agreement, and (b) cause such directors not to remove any officers of the Company up to the Effective Time all current officers of the Company. Each Seller shall cause those members of the Board of Directors of the Company who are appointed by such Seller as Seller's designated representatives on the Board of Directors to resign from the Board when and if requested by Buyer.

         6.3 Payment of Outstanding Options and Related Bonuses. No later than immediately prior to the Closing , the Company shall have paid to each holder of outstanding options for Company Common Stock issued under the Company's Stock Option Plans to the extent such options are vested (or become vested) and unexercised at the Closing: (a) a cash amount equal to what such holder would have received had the holder exercised such options and received shares of Company Common Stock prior to the Closing, reduced by the sum of (i) the aggregate exercise price payable to the Company by such holder pursuant to such options (each such reduction to be deemed to constitute full and complete satisfaction and payment of each such exercise price), and (ii) the amount of federal, state or other taxes the Company is required to withhold due to the deemed exercise of the options and simultaneous disposition of the Company Common Stock obtained upon such deemed exercise; plus (b) an additional cash bonus equal to $0.0425 for each vested option (subject to required withholdings). Details regarding the payments referred to in the previous sentence, including the identity of each holder, the options held by such holder, the exercise price of such holder's option and the net cash amount paid to each such holder, are set forth in Schedule 6.3 hereto. The Company shall take all steps and actions necessary to terminate, effective as of the Effective Time, all unvested options. No payments shall be made to any holder of outstanding options until and unless such person agrees to terminate his unvested options.

         6.4 Payment of Certain Bonuses Related to Option Exchange Offer. No later than immediately prior to the Closing, the Company shall have paid a cash amount to each person who formerly held options for the Company Common Stock which were tendered for exchange under the Company's Offer to Exchange dated October 27, 2004. The identity of each person to receive the bonus described in the previous sentence and the amounts to be paid are set forth on Schedule 6.4 hereto.

         6.5 Payment of Severance and Pro-Rated Performance Bonuses. The Company shall pay the employees listed on Schedule 6.5 their contractual severance amounts and a pro-rated performance bonus in one lump sum (less all required withholdings) under the circumstances described on such Schedule. The identity of each person to receive the payments described in the previous sentence and the amounts of contractual severance to be paid are set forth on Schedule 6.5 hereto.

         6.6 Payments Received by Sellers. Each Seller acknowledges and agrees that the amounts set forth on Schedule 6.6 opposite to its name, constitute the only payments to be received by such Seller under this Agreement and such payments constitute the only payments that such Seller is entitled to receive from the Company or any other Person under the Company's certificate of incorporation, as amended to date, or otherwise.

         6.7 Termination of Stockholders Agreement. Each Seller and the Company agrees that the Amended and Restated Stockholders Agreement dated as of December 21, 2001, as amended, among the Sellers and the Company is terminated effective as of the Closing Date with no further obligations or liabilities owed by any party thereto. To the extent such termination is not effective due to additional consents being required, each Seller and the Company shall use reasonable efforts to cause the termination of such Amended and Restated Stockholders Agreement promptly after the date hereof.

                                   ARTICLE 7

                          COVENANTS OF PARENT AND BUYER

         Parent and Buyer agree that:

         7.1 Confidentiality. Prior to the Closing Date and after any termination of this Agreement, Parent, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company furnished to Parent, Buyer or their Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Parent or Buyer, (ii) in the public domain through no fault of Parent or Buyer or (iii) later lawfully acquired by Parent or Buyer from sources other than the Company or Sellers; provided that Parent or Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its financing sources in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Parent or Buyer to treat such information confidentially in accordance with this Agreement. The obligation of Parent or Buyer and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Parent, Buyer and their Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Parent, Buyer or its Affiliates or on their behalf concerning Sellers and the Company in connection with this Agreement that are subject to such confidence.

         7.2 Access. The Company, on and after the Closing Date, will afford Sellers and their agents reasonable access to their properties, books, records, employees and auditors to the extent necessary to permit Sellers to determine any matter relating to their rights and obligations hereunder or with respect to any period ending on or before the Closing Date.

         7.3 Indemnification of Directors and Officers. The Buyer and Parent shall ensure that the organizational documents of the Company and any successor-in-interest to the Company contain provisions which eliminate to the fullest extent permitted by law the liability of the Company's officers and directors and which provide for the indemnification by the Company of directors and officers of the Company to the fullest extent permitted by law. The Company has purchased a "tail" policy with respect to its director and officer insurance policy prior to the date hereof, with the costs of such "tail" policy being paid by the Company.

                                   ARTICLE 8

                            COVENANTS OF ALL PARTIES

         The parties hereto agree that:

         8.1 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Sellers and Buyer each agree, and Sellers, prior to the Closing, and Buyer, after the Closing, agree to cause the Company, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         8.2 Certain Filings. Sellers, Parent and Buyer shall cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         8.3 Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or stock exchange regulation, will not issue any such press release or make any such public statement prior to such consultation.

         8.4 Expenses. Except as otherwise specifically provided in this Agreement or the Ancillary Agreements, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and with the consummation of the transactions contemplated herein and therein shall be paid by the party incurring such costs and expenses.

                                   ARTICLE 9

                                   TAX MATTERS

         9.1 Definitions.

         "Tax" and "Taxes" means all taxes, assessments or impositions imposed of any nature including: (i) federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, estimated taxes, environmental tax, value added tax, severance tax, prohibited transaction tax, premiums tax, occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax; and (ii) any liability with respect to the foregoing as a result of being or formerly having been a member of any affiliated, consolidated, combined, unitary, or similar group, as a result of any transferee liability in respect of the foregoing, whether arising as a result of any agreement or otherwise by operation of law.

         "Tax Returns" means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof.

         "Tax Authority" means any governmental authority responsible for the imposition or collection of any Tax.

         9.2 Tax Representations. Sellers hereby represent and warrant to Parent and Buyer as of the date hereof and as of the Closing Date that:

              (a) The Company has timely filed all Tax Returns required to be filed on or before the date hereof (determined without regard to extensions). The Company has paid all Taxes owed (whether or not shown, or required to be shown, on Tax Returns) on or before the date hereof. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. All Tax Returns filed by the Company were complete and correct in all respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of the Company and any other information required to be shown thereon. The Company has not participated in or otherwise engaged in any transaction described in Treasury Regulation Section 301.6111-2(b)(2) or any "Reportable Transaction" within the meaning of Treasury Regulation Section 1.6011-4(b). The Company has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign Tax law). There are no Liens for Taxes upon any of the Company's assets, other than Liens for ad valorem Taxes not yet due and payable.

              (b) None of the Tax Returns filed by the Company or Taxes payable by the Company have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or expected by the Company or any director or officer (or employee responsible for Tax matters) of the Company.

              (c) The Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Company has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to the assessment or collection of any deficiency. All material elections with respect to Taxes affecting the Company, as of the date hereof, are set forth in the Financial Statements or in Schedule 9.2.

              (d) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. . None of the shares of outstanding capital stock of the Company or any Subsidiary is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. Except as set forth in Schedule 9.2, no portion of the Purchase Price is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

              (e) The Company is not a party to or member of any joint venture, partnership, limited liability company or other arrangement or contract which could be treated as a partnership for federal income tax purposes. The Company is not, nor has it ever been, a "United States real property holding corporation" (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company does not own an interest in real property or personal property in any jurisdiction in which a Tax is imposed, or the value of such interest reassessed, on the transfer of an interest in real property or personal property or which treats the transfer of an interest in an entity that owns an interest in real property or personal property as a transfer of such interest in real property or personal property. The Company has never been either a "controlled corporation" or a "distributing corporation" (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a transaction that was described in, or intended to qualify as a tax-free transaction pursuant to, Section 355 of the Code. Except as set forth in Schedule 9.2, the Company does not have net operating losses. The Company has not made or agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise or entered into a "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law), nor will the Company be required to make such an adjustment as a result of the transactions contemplated by this Agreement. The Company has not participated in an international boycott as defined in Section 999 of the Code. Except as set forth in Section 9.2, the Company has never (i) made an election under Section 1362 of the Code to be treated as an S corporation or made an election under
Section 1361 of the Code to be treated as a "qualified subchapter S subsidiary" for federal income tax purposes or (ii) made any similar election under any comparable provision of any state, local or foreign Tax law. The Company does not own, directly or indirectly, any interests in an entity that is or has been treated as a "passive foreign investment company" within the meaning of Section 1297 of the Code, a "foreign personal holding company" within the meaning of former Section 552 of the Code or a "controlled foreign corporation" within the meaning of Section 957 of the Code. None of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of the Company is property which is required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of Section 168(f)(8) of the Internal Revenue Code of 1954. The Company has complied with all withholding obligations under Section 1445 of the Code and under any comparable applicable provisions of state or local law.

              (f) The Company is not a party to any Tax sharing agreement or similar arrangement (including, but not limited to, an indemnification agreement or arrangement). The Company has never been a member of a group filing a consolidated federal income Tax Return or a combined, consolidated, unitary or other affiliated group Tax Return for state, local or foreign Tax purposes (other than a group the common parent of which is the Company), and the Company does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), or as a transferee or successor, or by contract, or otherwise.

              (g) The unpaid Taxes of the Company did not, as of the Balance Sheet Date exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the reasonable past custom and practice of the Company and its Subsidiaries in filing Tax Returns. The Company will not incur any liability for Taxes from the Balance Sheet Date through the Closing Date other than in the ordinary course of business and consistent with reasonable past practice.

              (h) Schedule 9.2 hereto contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company. No claim has ever been made by a Tax Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax in that jurisdiction. The Company does not have, and has never had, a permanent establishment or other taxable presence in any foreign country, as determined pursuant to applicable foreign law and any applicable Tax treaty or convention between the United States and such foreign country.

              (i) Schedule 9.2 hereto lists all Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1999 and lists the Company's IRS employment identification number. The Company has delivered to Buyer correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1999. Schedule 9.2 sets forth as of the most recent practicable date which is set forth on Schedule 9.2 the basis of the Company in its assets.

              (j) There has not been any change in any method of Tax accounting or any making of a Tax election or change of an existing election by the Company.

              (k) At all times during the Company's existence, each record or beneficial holder of an equity interest in the Company has been a "United States person" (as defined in Section 7701(a)(30) of the Code) for purposes of the provisions of Sections 897 and 1445 of the Code.

              (l) For purposes of this Section 9.2, any reference to the Company shall be deemed to include any Person which merged with or was liquidated into the Company.

         9.3 Tax Covenants. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

              (a) Cooperation on Tax Matters.

              (i) Buyer and Sellers shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer agrees (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller's Committee, any extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any Tax Authority, and (B) to, in the case of Buyer give Seller's Committee reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another such party so requests.

              (ii) Buyer and Sellers further agree, upon request, to provide any other party with all information that such party may be required to report pursuant to Sections 6043 and 6043A of the Code and all Treasury Regulations promulgated thereunder.

              (b) Certain Taxes. Any transfer, documentary, sales, use, stamp or other similar Taxes and recording and filing fees incurred in connection with the transactions contemplated by this Agreement or any Ancillary Agreement with respect to shares owned by each Seller shall be borne and paid by each Seller, respectively, and such Seller shall promptly reimburse Buyer for any such amounts paid by Buyer.

              (c) Tax Free Reorganization. Each of the parties shall use its reasonable best efforts through the effective time of the Subsequent Merger (as defined in the Merger Agreement) to cause the acquisition of Shares and the Mergers (as defined in the Merger Agreement) taken together to be treated as a reorganization within the meaning of Section 368(a) of the Code. No party will take any position on any federal, state or local income or franchise Tax Return, or take any other tax reporting position, that is inconsistent with the treatment of the acquisition of Shares and the Mergers (as defined in the Merger Agreement) taken together as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by applicable tax law (and then only to the extent required by such applicable tax law)..

                                   ARTICLE 10

                                EMPLOYEE BENEFITS

         10.1 Employee Benefits Definitions. The following terms, as used herein, have the following meanings:

         "Benefit Arrangement" means an employment, severance or similar contract, arrangement or policy (written or oral) and each plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, vacation benefits, disability benefits, or salary continuation for other leaves of absence, supplemental unemployment benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive or equity compensation, educational assistance arrangements or policies, any plan governed by Section 125 of the Code, any fringe benefit (including company cars), any change of control arrangements or policies or post-retirement insurance, compensation or benefits or any Co-employment agreement that (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates or any Co-Employer and (iii) covers any Employee or former Employee of the Company.

         "Co-Employer" means any entity that is or was considered to be a co-employer with the Company.

         "Employee" for purposes of this Article 10 means any employee of the Company or an ERISA Affiliate of the Company, including any employee co-employed by the Company and Co-Employer.

         "Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company or any of its ERISA Affiliates or any Co-Employer, as the case may be.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, all as from time to time in effect, and any successor laws thereto.

         "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

         "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 4001(a)(3) of ERISA.

         10.2 ERISA Representations. The Company hereby represents and warrants to Parent and Buyer as of the date hereof that:

              (a) Schedule 10.2 lists each Employee Plan and Benefit Arrangement that covers any Employee. The Company has made available to Buyer correct and complete copies of all Employee Plans and Benefit Arrangements and, where applicable, each of the following documents with respect to such Employee Plans or Benefit Arrangements: (i) any amendments; (ii) any related trust documents;
(iii) any documents governing the investment and management of the Employee Plan or the Benefit Arrangement, or the assets thereof, including any documents relating to fees incurred by the sponsor or participants and beneficiaries; (iv) the most recent summary plan descriptions and summaries of material modifications; (v) written communications to employees to the extent the substance of the Employee Plans and Benefit Arrangements described therein differ materially from the other documentation furnished under this clause and (vi) copies of the Federal Form 5500 series and accountant's opinion, if applicable, for each Employee, for the three plan years preceding the Closing Date.

              (b) None of the Employee Plans or Benefit Arrangements listed on
Schedule 10.2(a) is subject to the laws of any jurisdiction outside the United States.

              (c) No non-exempt "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

              (d) Neither the Company nor any ERISA Affiliate maintains or has ever maintained or contributed to or expects to incur liability with respect to any Multiemployer Plan or Employee Plan subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate has incurred any liability with respect to any transaction described in Section 4069 of ERISA.

              (e) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the Closing Date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. No event has occurred that will or could reasonably be expected to give rise to disqualification of any such Employee Plan or to a tax under Section 511 of the Code. The Company has furnished to Buyer copies of the most recent Internal Revenue Service determination or opinion letter with respect to each such Employee Plan. Each Employee Plan and Benefit Arrangement has been maintained in compliance with its terms and with the applicable requirements prescribed by any and all statutes, orders, rules and regulations and neither the Company nor any ERISA Affiliate has received any outstanding written notice from any governmental or quasi-governmental authority questioning or challenging such compliance.

              (f) With respect to the Employees and former Employees, there are no employee post-retirement health or welfare plans in effect, except as required by Section 4980B of the Code or applicable state law. No tax under
Section 4980B or 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

              (g) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent reflected on the Financial Statements and on
Schedule 10.2(g). There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of their respective ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

              (h) Except as set forth in Schedules 6.3, 6.4 and 6.5, no Employee will become entitled to any material bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

              (i) Neither the Company nor any ERISA Affiliate nor any of their respective directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA that would subject the Company or any ERISA Affiliate or any of their respective directors, officers or employees to liability under ERISA.

              (j) There have been no acts or omissions by the Company or any ERISA Affiliate that have given rise to or could reasonably be expected to give rise to material fines, penalties, taxes or related charges under Sections 502(c) or 502(i) of ERISA or Chapter 43 of the Code for which the Company or any ERISA Affiliate may be liable.

              (k) The provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any equivalent state statute, and the Health Insurance Portability and Accountability Act of 1996, or any equivalent state statute, have been complied with in all material respects.

              (l) Except as disclosed in Schedule 10.2(k), neither the Company nor any ERISA Affiliate maintains a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code.

         10.3 Employee Benefits Covenants. Provided that it complies in all material respects with applicable law and the terms of any employment arrangements identified in Section 3.16, Buyer may, in its sole discretion, substitute employee compensation, benefit and severance programs for those of the Company as are comparable with the programs provided from time to time to Buyer's employees and the employees of Buyer's Affiliates. Subject to the preceding sentence, the Buyer shall have no obligation to continue the existence of any Employee Plan or Benefit Arrangement maintained by the Company or any ERISA Affiliate.

         10.4 No Third Party Beneficiaries. No provision of this Article 10 or any other provision in this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of continued employment (or resumed employment) with the Company and no provision of this Article 10 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any Employee Plan or Benefit Arrangement.

                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

         11.1 Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or the Ancillary Agreements or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the first anniversary of the Closing Date, except in the case of Article 4 and 6.1, which shall survive indefinitely.

         Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under
Section 11.2 shall survive the time at which it would otherwise terminate pursuant to the preceding paragraph, if written notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         11.2 Indemnification. (a) Each Seller severally and not jointly hereby indemnifies Parent, Buyer and, effective at the Closing, without duplication, the Company, against and agrees to hold them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Parent, Buyer or the Company arising out of:

              (i) (A) any misrepresentation or breach of warranty (determined without regard to any materiality qualification contained in any representation or warranty giving rise to claim for indemnity hereunder) made by the Company pursuant to this Agreement or pursuant to the Merger Agreement (if such breach occurs prior to the Board resignation contemplated pursuant to Section 6.2 hereof) and any certificate or other agreement delivered pursuant hereto or thereto and (B) any claim, action, suit or proceeding by any Person (a "Third Party Claim") alleging facts that if proven true would constitute a breach of such representations and warranties;

              (ii) (A) any misrepresentation or breach of warranty (determined without regard to any materiality qualification contained in any representation or warranty giving rise to claim for indemnity hereunder) made by such Seller (but not other Sellers) pursuant to the provisions of Article 4 or any Ancillary Agreement and (B) a Third Party Claim alleging facts that if proven true would constitute a misrepresentation or breach of such representations and warranties;

              (iii) any breach of any covenant or agreement made or to be performed by such Seller (but not other Sellers) pursuant to this Agreement or the Ancillary Agreements;

              (iv) the amount by which Closing Date Net Working Capital, calculated in compliance with Section 2.3, is less than Threshold Net Working Capital;

              (v) the amount by which the total consideration ultimately paid by Parent or Buyer to any holder or former holder of Company Securities (other than Sellers) under the Merger Agreement, as amended from time to time, or otherwise in connection with the acquisition by Parent or Buyer of the Company, exceeds $2,574,966; .

              (vi) The amount by which (1) any transaction related expenses (including any Estimated Expenses) plus (2) the costs of the director and officer tail insurance policy, exceed $295,000.

              (vii) The amount by which severance payments, contractual bonuses, retention bonuses and benefits paid by the Company exceed the amounts set forth in Schedule 11.2(a)(vii).

              (viii) Any Adverse change in the audited financial statements of the Company with respect to the fiscal year ended December 31, 2004 as compared to the draft audited financial statements delivered under
          Section 3.6.

              (b) Buyer hereby indemnifies each Seller against and agrees to hold it harmless from any and all Damages incurred or suffered by such Seller arising out of:

              (i) (A) any misrepresentation or breach of warranty made by Buyer pursuant this Agreement, the Ancillary Agreements and any certificate or other writing delivered pursuant hereto or thereto and (B) a Third Party Claim alleging facts that if proven true would constitute a misrepresentation or breach of such representations and warranties; and

              (ii) any breach of any covenant or agreement made or to be performed by Buyer pursuant to this Agreement or the Ancillary Agreements.

         (c) All indemnification payments made under this Agreement shall be treated as adjustments to the Purchase Price.

         11.3 Limitation of Indemnification. (a) Notwithstanding the provisions of Section 11.2, (i) Sellers shall not be liable for Damages under Section 11.2(a)(i), (iii) and (viii) unless the aggregate amount of Damages with respect to all such misrepresentations or breaches of warranty (determined without regard to any materiality qualification contained in any representations or warranty giving rise to claim for indemnity hereunder) exceeds $250,000 and then only to the extent of such excess and (ii) each Seller's maximum liability, as the case may be, under (1) Section 11.2(a)(i), (iii), (iv), (v), (vi), (vii) and
(viii) shall not exceed the amount deposited in escrow with the Escrow Agent on behalf of such Seller; and (2) Section 11.2(a)(v) shall not exceed 50% of such Damages, in any event the total Damages to be borne Sellers under this subsection (2) not to exceed $900,000. Notwithstanding anything to the contrary herein, for purposes of Section 11.2(a)(i), a claim shall not be deemed to constitute indemnifiable Damages for purposes of such section unless the amount of Damages with respect to such claim is equal to or greater than $15,000.

              (b) Notwithstanding the provisions of Section 11.2, (i) Parent's and Buyer's maximum liability under Section 11.2(b) shall not exceed $17,177,500.

              (c) In the event that Parent, Buyer or the Company are indemnified under this Agreement and thereafter receive insurance proceeds for such Damage, then Parent, Buyer or the Company, as the case may be, shall remit such funds to Sellers' Committee for distribution to the Sellers. The Company agrees to use its commercially reasonable efforts to recover any such available insurance proceeds.

              (d) Notwithstanding anything in this Agreement to the contrary, except for breaches of Section 6.1, there shall not be included in the definition of Damages, and Buyer and Parent shall not be entitled to recover under any action for breach of contract or tort hereunder, any indirect, punitive, special, exemplary or consequential damages (other than indirect, punitive, special, exemplary or consequential damages which are paid to third parties), damages for lost profits of the Company, damages for diminution in value of the Company or damages computed on a multiple of earnings or similar basis.

         11.4 Procedures. (a) If any indemnified party receives notice of the assertion of any Third-Party Claim with respect to which an indemnifying party is obligated under this Agreement to provide indemnification, such indemnified party shall give such indemnifying party written notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any indemnified party to give notice as provided in this Section 11.4 shall not relieve any indemnifying party of its obligations under this Section 11.4, except to the extent that such indemnifying party is actually prejudiced by such failure to give notice or except as provided in Section 11.1 hereof. Such notice shall describe such Third-Party Claim in reasonable detail.

              (b) An indemnifying party, at such indemnifying party's own expense and through counsel chosen by such indemnifying party (which counsel shall be reasonably acceptable to the indemnified party), may elect to defend, compromise and settle any Third-Party Claim on reasonable terms. If an indemnifying party elects to defend a Third-Party Claim, then, within ten (10) business days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party claim so requires), such indemnifying party shall notify the indemnified party of its intent to do so, and such indemnified party shall cooperate in the defense of such Third-Party Claim (and pending such notice and assumption of defense, an indemnified party may take such steps to defend against such Third-Party Claim as, in such indemnified party's good-faith judgment, are appropriate to protect its interests). Such indemnifying party shall pay such indemnified party's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such indemnifying party shall keep the indemnified party reasonably informed as to the status of the defense of such Third-Party Claim. After notice from an indemnifying party to an indemnified party of its election to assume the defense of a Third-Party Claim, such indemnifying party shall not be liable to such indemnified party under this
Section 11.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that such indemnified party shall have the right to employ one law firm as counsel("Separate Counsel"), to represent such indemnified party in any action or group of related actions (which firm or firms shall be reasonably acceptable to the indemnifying party) if, in such indemnified party's reasonable judgment at any time, either a conflict of interest between such indemnified party and such indemnifying party exists in respect of such claim that precludes the indemnifying party's counsel from adequately representing the indemnified party, or there may be defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one Separate Counsel with respect to any Third-Party Claim (even if against multiple indemnified parties)), and (ii) each of such indemnifying party and such indemnified party shall have the right to conduct its own defense in respect of such claim. If an indemnified party is conducting its own defense of a Third-Party Claim, whether because of a conflict of interest (as contemplated by the previous sentence) or because an indemnifying party elects not to defend against a Third-Party Claim, or fails to notify an indemnified party of its election as provided in this
Section 11.4 within the period of ten (10) business days described above, or having elected to defend the claim, then fails to defend the claim, the indemnified party may defend, compromise, and settle such Third-Party Claim on reasonable terms and shall be entitled to indemnification hereunder (to the extent permitted hereunder). Notwithstanding the foregoing, the indemnifying party shall not, without the prior written consent of the indemnified party, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release in a form reasonably satisfactory to the indemnified party from all liability in respect of such Third-Party Claim, or (ii) settle or compromise any Third-Party Claim in any manner that would include injunctive relief or reasonably be expected to have a material adverse effect on the indemnified party.

         11.5 No Subrogation. Following the Closing, Sellers shall have no right of indemnification, contribution or subrogation against the Company with respect to any indemnification payments made by any Seller or Sellers under Section 11.2 if the transactions contemplated by this Agreement are consummated.

         11.6 Escrow. Parent's and Buyer's claims for indemnification pursuant to Section 11.2(a)(i), (iii), (iv), (v), (vi), (vii) and (viii) shall be satisfied solely from funds withheld or deposited and held in escrow pursuant to
Section 2.2. Parent's and Buyer's claims for indemnification pursuant Section 11.2(a)(ii) shall be satisfied, at the sole and exclusive option of Parent and Buyer, either (1) from the amounts then held in escrow or (2) directly from the Seller causing such Damage (even if amounts remain withheld or deposited under the terms of the Escrow Agreement). The procedure for payments from the escrow as well as releases from escrow shall be governed by the Escrow Agreement.

         11.7 Exclusive Remedy. Section 11.2 shall provide the exclusive remedy for any misrepresentation or breach of warranty, covenant or other agreement or other claim arising out of this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby (whether such claim is for breach of contract, tort or otherwise), except with respect to claims for injunctive relief and/or against a party who commits fraud.

         11.8 Dispute Resolution. (a) Subject to the other subsections of this
Section 11.8, any dispute arising out of or relating to indemnification pursuant to this Article 11 shall be finally settled by binding arbitration conducted expeditiously by a single arbitrator in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures then in effect (the "J.A.M.S. Rules"). The arbitration shall occur under the auspices of the United States Arbitration Act, 9 U.S.C. ss.ss. 1-6, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereunder. The place of arbitration shall be Orange County, California until the Company's records have been moved from the Company's facility in Orange County, and thereafter shall be Dallas, Texas.

              (b) The arbitration proceedings shall be administered by the arbitrators in accordance with the J.A.M.S. Rules as the arbitrators deem appropriate. The discovery period related to the arbitration proceedings shall terminate ninety (90) days after the arbitrators have been finally appointed, and Parent and Buyer, on the one hand, and the Seller, on the other hand, shall each be permitted to depose up to six (6) witnesses. The parties and the arbitrators shall use their best efforts to see that the arbitration proceedings taking place pursuant to this Section 11.8 shall conclude within one hundred fifty (150) days after the arbitrators have been finally appointed. The arbitrators shall render a reasoned opinion in writing in support of their decision, and shall award reimbursement of attorneys' and other experts' fees and disbursements and other costs of arbitration to the prevailing party, in such manner as the arbitrator shall deem appropriate.

              (c) All expenses and fees of the arbitrators and expenses for hearing facilities and other expenses of the arbitration shall be borne equally by Buyer, on one hand, and the Seller, on the other hand, unless they agree otherwise or unless the arbitrators in the award assess such expenses against one of the parties or allocates such expenses other than equally between the parties. Each party shall bear its own counsel fees and the expenses of its witnesses except to the extent otherwise provided in this Agreement or by law or by the arbitrator's award. While there are escrow funds deposited (and not subject to claims) with the Escrow Agent, the Sellers' portion of any such fees and expenses shall be paid from the escrow funds.

              (d) Notwithstanding the other provisions of this Section 11.8, either party may seek from any court having jurisdiction hereof any interim, provisional or injunctive relief that may be necessary to protect the rights or property of any party or to maintain the status quo before, during or after the pendency of the arbitration proceeding. The institution and maintenance of any judicial action or proceeding for any such interim, provisional or injunctive relief shall not constitute a waiver of the right or obligation of either party to submit the dispute to arbitration, including any claims or disputes arising from the exercise of any such interim, provisional or injunctive relief. Nothing herein, however, shall be construed to mean that any decision of the arbitrators is subject to judicial review or appeal, and the parties hereto hereby waive any and all rights of judicial appeal or review, on any ground whatsoever.

         11.9 Seller's Mutual Reimbursement Obligation. In the event that a Seller causes a claim to be paid against the Escrow Account due to such Seller's breach of Section11.2(a)(ii) and (iii) hereof, such Seller shall reimburse the other Sellers for any losses sustained due to such Seller's breach.

         11.10 Exception. The parties acknowledge that, without obligation to do so, they may mutually agree to additional accruals with respect to the Company's financial statements for the period ending March 31, 2005 (the "Agreed Accruals") and that the Agreed Accruals shall not (i) give raise to a claim of a breach of the representations and warranties set forth in Article III hereof or
(ii) cause an adjustment to the calculation of Closing Date Net Working Capital.

                                   ARTICLE 12

                               SELLERS' COMMITTEE

         12.1 Appointment of Sellers' Committee.

              (a) Each Seller hereby irrevocably constitutes and appoints, Innocal II, L.P., Argentum Capital Partners, L.P. and Mark Koulogeorge (the "Sellers' Committee"), or a majority of them acting separately, as such Seller's attorneys-in-fact and agents in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. This power is irrevocable and coupled with an interest, and shall not be affected by the death, incapacity, illness or other inability to act of any Seller.

              (b) Each Seller hereby irrevocably grants Sellers' Committee, or a majority of the members thereof acting separately, full power and authority on behalf of such Seller:

              (i) to deliver certificates representing the Shares to be sold by such Seller at the Closing.

              (ii) to (A) dispute or refrain from disputing any claim made by Buyer under this Agreement; (B) negotiate and compromise any dispute that may arise under, and to exercise or refrain from exercising any remedies available under, this Agreement and the Escrow Agreement, and
          (C) execute any settlement agreement, release or other document with respect to such dispute or remedy;

              (iii) to give or agree to any and all consents, waivers, amendments or modifications deemed by Sellers' Committee, in its sole discretion, to be necessary or appropriate under this Agreement or the Escrow Agreement, and, in each case, to execute and deliver any documents that may be necessary or appropriate in connection therewith;

              (iv) to enforce any claim against Buyer arising under this Agreement or the Escrow Agreement.

              (v) to engage attorneys, accountants and agents at the expense of Sellers and to cause the release from the Escrow Account of amounts necessary to pay such expenses; and

              (vi) to give such instructions and to take such action or refrain from taking such action as Sellers' Committee deems, in its sole discretion, necessary or appropriate to carry out the provisions of, and to consummate the transactions contemplated by, this Agreement or the Escrow Agreement.

              (c) Each Seller hereby agrees that:

              (i) the Company, Parent and Buyer shall be entitled to rely on any and all action taken by Sellers' Committee, or a majority of the members thereof acting separately, under this Agreement and the Ancillary Agreements notwithstanding any dispute or disagreement among Sellers or among the members of Sellers' Committee without any liability to, or obligation to inquire of, any Seller or the other members of Sellers' Committee, notwithstanding any knowledge on the part of the Company, Parent or Buyer of any such dispute or disagreement;

              (ii) notice to Sellers' Committee, delivered in the manner provided herein, shall be deemed to be notice to such Seller for the purposes of this Agreement and the Escrow Agreement;

              (iii) the authority of Sellers' Committee, as described in this Agreement, shall be effective until the rights and obligations of Sellers' Committee under this Agreement and the Escrow Agreement shall terminate by virtue of the termination of any and all rights and obligations of such Seller to Buyer under this Agreement and the Escrow Agreement;

              (iv) if any member of Sellers' Committee resigns or is removed or otherwise ceases to function in his capacity as such for any reason whatsoever, and no successor acceptable to Buyer is appointed by a majority-in-interest of Sellers within thirty 30 days, Sellers' Committee shall consist solely of the remaining members of Sellers' Committee and, under such circumstances, Parent, Buyer and the Company shall be entitled to rely on any and all actions taken by the remaining members or member of Sellers' Committee. If, as a result of such resignation or removal, there are no remaining members of Sellers' Committee and no successor is appointed by a majority-in-interest of Sellers within 30 days, then Parent or Buyer shall have the right to appoint a member of Sellers' Committee to serve as described in this Agreement (who shall be a Seller) and, under such circumstances, Buyer and the Company shall be entitled to rely on any and all actions taken by such member of Sellers' Committee;

              (v) there shall at no time be more than three members of Sellers' Committee; and

              (vi) no member of the Seller's Committee shall be liable to any Seller for Damages with respect to any action taken or any omission by Sellers' Committee pursuant to this Article 12, except to the extent such Damages are caused by such member's willful misconduct.

              (d) Each Seller agrees that, notwithstanding the foregoing, at the request of Parent or Buyer, he shall take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement or the Ancillary Agreements (including, without limitation, delivery of his Shares and acceptance of the purchase price therefor) individually on his own behalf.

         12.2 Limitation on Actions. Any claim, action, suit or other proceeding, whether at law or in equity, to enforce any right, benefit or remedy granted to Sellers under this Agreement shall be asserted, brought, prosecuted, or maintained only by Sellers' Committee on behalf of Sellers. Any claim, action, suit or other proceeding, whether at law or in equity, to enforce any right, benefit or remedy granted under this Agreement, including without limitation any right of indemnification provided in this Agreement, may be asserted, brought, prosecuted or maintained by Buyer against Sellers by service of process on each member of Sellers' Committee and without the necessity of serving process on, or otherwise joining or naming any other Seller as a defendant in such claim, action, suit or other proceeding. With respect to any matter contemplated by this Section, a Seller shall be bound by any determination in favor of or against Sellers' Committee or the terms of any settlement or release to which Sellers' Committee shall become a party.

         12.3 Indemnification. Each Seller shall indemnify each member of Sellers' Committee against any Damages (except such as result from such member's willful misconduct) that such member may suffer or incur in connection with any action taken or any omission by such member as a member of Sellers' Committee except to the extent such Damages were caused by such member's willful misconduct.

                                   ARTICLE 13

                                  MISCELLANEOUS

         13.1 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery, if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

if to Buyer, to:                        with a copy to:

    Danny Moshaioff                       Harvey E. Bines, Esq.
    Retalix, Ltd.                         Sullivan & Worcester LLP
    10 Zarhin Street, Corex House         One Post Office Square
    43000, Ra'anana, Israel               Boston, MA 02109
    Telecopy:  +972-9-744-4756            Telecopy: (617) 338-2800

if to the Company, to:                  with a copy to:

    Mr. David Butler                      William J. Simpson, Esq.
    TCI Solutions, Inc.                   Paul, Hastings, Janofsky & Walker LLP
    17752 Skypark Circle                  695 Town Center Drive
    Suite 160                             17th Floor
    Irvine, CA  92614                     Costa Mesa, CA  92626
    Telecopy:  (949) 476-1133             Telecopy:  (714) 668-6305

if to a Seller:

    at his address shown in
    Schedule 2.1, or to the
    Sellers' Committee

         Such information may be changed, from time to time, by means of a notice given in the manner provided in this Section 13.1.

         13.2 Amendments; No Waivers. (a) Any provision of this Agreement may be amended prior to the Closing Date if, and only if, such amendment is in writing and signed by Buyer, the Company and the Sellers. Any provision of this Agreement may be waived if the waiver is in writing and signed by the party to be bound, which in the case of the Seller may be taken by Sellers' Committee.

              (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and shall not be exclusive of any equitable rights or remedies.

         13.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         13.4 Further Assurances. From time to time after the Closing, at the request of Buyer and without further consideration, Sellers will execute and deliver to Buyer such other documents, and take such other action, as Parent or Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the Shares.

         13.5 Governing Law. This Agreement and the Ancillary Agreements shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflicts of law rules of such state.

         13.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

         13.7 Entire Agreement. This Agreement and the Ancillary Agreements and specify other agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of the provisions of this Agreement and the Ancillary Agreements is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         13.8 Jurisdiction. Subject to the provisions of Section 11.8, any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the state or federal courts located in Applicable Jurisdiction, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the Applicable Jurisdiction. "Applicable Jurisdiction" means Orange County, California until the Company's records have been moved from the Company's facility in Orange County, and thereafter shall be Dallas, Texas.

         13.9 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         13.10 Interpretation; Absence of Presumption.

              (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof" "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified,
(iii) the word "including" and words of similar import when used in this Agreement means "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, and (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days.

              (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted

         13.11 Conflict Waiver. The Company and Sellers acknowledge that (i) the law firm of Paul, Hastings, Janofsky & Walker LLP ("Paul, Hastings") represented the interests of both the Company and Sellers with respect to this Agreement and all related matters, and (ii) such representations give rise to a potential conflict of interest. The Company and Sellers hereby consent to Paul, Hastings' representations under the circumstances and waive any actual or potential conflict of interest which may arise as a result of Paul, Hastings' representations of such persons and entities. The Company and Sellers represent that they have had the opportunity to consult with independent counsel concerning the giving of this waiver.

                            [Signature page follows].

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                         RETALIX, LTD.


                         By /s/ Barry Shaked
                         -------------------
                             Name: Barry Shaked
                             Title: President and Chief Executive Officer


                         RETALIX HOLDINGS INC.


                         By /s/ Barry Shaked
                         -------------------
                             Name: Barry Shaked
                             Title: President and Chief Executive Officer


                         TCI SOLUTIONS, INC.


                         By /s/ David R. Butler
                            -------------------
                             Name: David R. Butler
                             Title: President & CEO


                         TCI SOLUTIONS, INC.


                         By /s/ Stephen P. DeSantis
                            -----------------------
                             Name: Stephen P. DeSantis
                             Title: Chief Financial Officer

                         ENVIRONMENTAL & INFORMATION
                         TECHNOLOGY PRIVATE EQUITY FUND
                         III, a civil partnership with
                         limitation of liability
                         established under the laws of
                         the Federal Republic of Germany

                         By: Infrastructure and Environmental Private Equity
                             Management, L.L.C., Its General Partner
                         By: First Analysis IEPEF Management Company, III,
                             L.L.C., A Member

                         By: /s/ Mark Koulogeorge
                         ------------------------
                             Name:  Mark Koulogeorge
                             Title: Member

                         Address:   The Sears Tower
                                    Suite 9500
                                    233 South Wacker Drive
                                    Chicago, Illinois 60606
                                    Attn:
                                           -------------------
                                    Facsimile No.: (312) 258-0334

                         INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P.

                         By: Infrastructure and Environmental Private Equity
                             Management, L.L.C., Its General Partner

                         By: First Analysis IEPEF Management Company, III,
                             L.L.C., A Member


                         By: /s/ Mark Koulogeorge
                             ---------------------
                             Name:  Mark Koulogeorge
                             Title: Member

                         Address:   The Sears Tower
                                    Suite 9500
                                    233 South Wacker Drive
                                    Chicago, Illinois 60606
                                    Attn:
                                    Facsimile No.: (312) 258-0334

                         ARGENTUM CAPITAL PARTNERS, L.P.

                         By: B.R. Associates, Inc,
                             its General Partner


                         By: /s/ Daniel Raynor
                             -------------------
                             Name:  Daniel Raynor
                             Title: Chairman

                         Address:   60 Madison Avenue
                                    Suite 701
                                    New York, New York 10010
                                    Attn:  Daniel Raynor
                                    Facsimile No.: (212) 949-8294



                         ARGENTUM CAPITAL PARTNERS II, L.P.

                         By: Argentum Partners II, L.L.C.,
                             its General Partner

                         By: Argentum Investments, L.L.C.,
                             its Managing Member


                         By: /s/ Daniel Raynor
                             -------------------
                             Daniel Raynor, Managing Member

                         Address:   60 Madison Avenue
                                    Suite 701
                                    New York, New York 10010
                                    Attn:  Daniel Raynor
                                    Facsimile No.: (212) 949-8294

                         TCI ACPII LIMITED PARTNERS, L.P.

                         By: Argentum Investments, L.L.C.,
                             its Managing Member


                         By: /s/ Daniel Raynor
                             -------------------
                             Daniel Raynor, Managing Member

                         Address:   60 Madison Avenue
                                    Suite 701
                                    New York, New York 10010
                                    Attn:  Daniel Raynor
                                    Facsimile No.:  (212) 949-8294


                         GUARANTEE & TRUST CO., TTEE DANIEL RAYNOR GTC IRA


                         By: /s/ Daniel Raynor
                             -------------------
                             Name:  Daniel Raynor,
                             Title:
                                    ---------------

                         Address:   60 Madison Avenue
                                    Suite 701
                                    New York, New York 10010
                                    Attn:  Daniel Raynor
                                    Facsimile No.: (212) 949-8294

                         /s/ Mark Kouogeorge
                         -------------------
                         MARK KOULOGEORGE

                         Address:
                                    -------------------
                                    -------------------
                                    -------------------
                                    Facsimile No.: (    )
                                                    ----  ---------

                         INNOCAL II, L.P.


                         By:  InnoCal Management II, L.P.
                         Its: General Partner

                             By:  /s/ James E. Houlihan III
                                  -------------------------
                             Name: James E. Houlihan III
                             Its:  Managing Director

                         Address:   600 Anton Blvd., Suite 1270
                                    Costa Mesa, CA 92626
                                    Facsimile No.: (208) 726-1191

                         PRODUCTIVITY FUND IV, L.P.

                         By: First Analysis Management Company IV L.L.C.,
                             its General Partner

                         By: First Analysis Venture Operations and Research,
                             L.L.C., Managing Member

                         By: /s/ Mark Koulogeorge
                             --------------------
                             Name:  Mark Koulogeorge
                             Title:  Member

                         Address:   The Sears Tower
                                    Suite 9500
                                    233 South Wacker Drive
                                    Chicago, Illinois 60606
                                    Attn:
                                    Facsimile No.: (312) 258-0334



                         PRODUCTIVITY FUND IV ADVISORS FUND, L.P.

                         By:  First Analysis Management Company IV, L.L.C.
                         Its: General Partner

                              By:   First Analysis Venture Operations &
                                    Research, L.L.C.
                              Its:  Management Member

                                    By: /s/ Mark Koulogeorge
                                    ------------------------
                                    Name:  Mark Koulogeorge
                                    Its:  Member

                         Address:   The Sears Tower
                                    Suite 9500
                                    233 South Wacker Drive
                                    Chicago, Illinois 60606
                                    Attn:
                                    Facsimile No.: (312) 258-0334

                         BLUE CHIP CAPITAL FUND IV LIMITED PARTNERSHIP

                         By: Blue Chip Venture Company, Ltd.


                         By: /s/ Todd G. Gardner
                             -------------------
                             Todd G. Gardner, Director

                         Address: c/o Blue Chip Venture Company, Ltd. 1100 Chiquita Center
                                    250 East Fifth Street
                                    Cincinnati, Ohio 45202
                                    Facsimile No.:  (513) 723-2615

                         SELLERS' COMMITTEE
                         (in their capacity as such)


                         INNOCAL II, L.P.


                         By:   InnoCal Management II, L.P.
                         Its:  General Partner

                                By: /s/ James E. Houlihan III
                                    -------------------------
                                Name: James E. Houlihan III
                                Its:  Managing Director

                         Address:   600 Anton Blvd., Suite 1270
                                    Costa Mesa, CA 92626
                                    Facsimile No.: (208) 726-1191

                         /s/ Mark Kouogeorge
                         -------------------
                         MARK KOULOGEORGE

                                    Address:
                                    -------------------
                                    -------------------
                                    -------------------
                                    Facsimile No.: (    )
                                                    ----  ---------


                         ARGENTUM CAPITAL PARTNERS, L.P.

                         By: B.R. Associates, Inc,
                             its General Partner

                         By: /s/ Daniel Raynor
                             -------------------------
                             Name:  Daniel Raynor
                             Title:    Chairman

                         Address:    60 Madison Avenue
                         Suite 701
                         New York, New York 10010
                         Attn:  Daniel Raynor
                         Facsimile No.: (212) 949-8294